TerrAscend Reports Second Quarter 2023 Record Net Revenue of $72.1 Million, an Increase of 12.7% Year-Over-Year and 3.9% Sequentially, Representing its 7th Consecutive Quarter of Sequential Revenue Growth

Gross profit margin increased to 50.2%, an improvement of 140 basis points sequentially

Reaffirms Net Revenue guidance for the full year of 2023 of at least $305 million and Adjusted EBITDA from continuing operations1 of at least $58 million

TORONTO, August 10, 2023 - TerrAscend Corp. (“TerrAscend” or the “Company”) (TSX: TSND) (OTCQX: TSNDF), a leading North American cannabis operator, today reported its financial results for the second quarter ended June 30, 2023. All amounts are expressed in U.S. dollars and are prepared under U.S. Generally Accepted Accounting Principles (GAAP), unless indicated otherwise.

The following financial measures are reported as results from continuing operations due to the shutdown of the licensed producer business in Canada, which is reported as discontinued operations for all of 2022. All historical periods have been restated accordingly.

Second Quarter 2023 Financial Highlights

●
Net Revenue was $72.1 million, an increase of 3.9% sequentially and 12.7% year-over-year.
●
Gross Profit Margin was 50.2%, compared to 48.8% in Q1 2023 and 37.5% in Q2 2022.
●
GAAP Net loss from continuing operations was $12.9 million, compared to $19.2 million in Q1 2023 and net income of $16.9 million in Q2 2022.
●
EBITDA from continuing operations1 was $6.5 million, compared to $6.1 million in Q1 2023 and $38.4 million in Q2 2022.
●
Adjusted EBITDA from continuing operations1 was $12.8 million, compared to $12.2 million in Q1 2023 and $8.8 million in Q2 2022.
●
Adjusted EBITDA Margin from continuing operations1 was 17.8%, compared to 17.6% in Q1 2023 and 13.8% in Q2 2022.
●
Net cash provided by (used in) operating activities - continuing operations was $1.8 million compared to $10.5 million in Q1 2023 and ($14.9) million in Q2 2022.
●
Cash and Cash Equivalents, including restricted cash, totaled $34.5 million as of June 30, 2023, of which $2.5 million was long term restricted, as compared to $33.5 million as of March 31, 2023.

Second Quarter 2023 Business and Operational Highlights

•
Announced three dispensary acquisitions in Maryland to reach the four store limit in the state
•
Closed on the acquisitions of Blue Ridge Wellness and Peninsula Alternative Health dispensaries in Maryland
•
Closed Private Placements for total aggregate proceeds of $21.0 million
•
Closed on a $25.0 million commercial loan with Stearns Bank carrying an interest rate of prime plus 2.25%, equivalent to 10.5%, with proceeds used to pay down higher interest debt
•
Paid down $37.0 million of senior secured term loan in Pennsylvania
•
Completed sale of Mississauga facility for $14.3 million
•
Launched Legend brand in Michigan
•
Introduced Wana infused gummies in New Jersey and Maryland

•
Opened fifth Cookies dispensary in Michigan
•
Expanded Cookies partnership into Maryland
•
Completed a re-organization of the Company in order to list on the TSX

Subsequent Events

•
Reached four dispensary limit in Maryland with the closing of the Herbiculture acquisition
•
Commenced trading on the TSX under the symbol ‘TSND’ and announced symbol change on OTC markets to ‘TSNDF’

“We are pleased to deliver results in the second quarter that exceeded our internal forecasts. We have made substantial progress over the last several months across virtually all facets of our business. We have significantly improved our margins, transformed our balance sheet, materially lowered our interest expense, delivered positive operating cashflow, acquired four dispensaries in Maryland and successfully listed on the TSX, all while driving sector leading revenue growth of 26% in the first half of 2023,” stated Jason Wild, Executive Chairman of TerrAscend. “These achievements give us confidence in the remainder of the year, as evidenced by our full year revenue and Adjusted EBITDA guidance. We expect to deliver significant growth in revenue and profitability as we realize the benefits of our now vertically integrated operations in Maryland as well as continued strong execution in our other geographies.”

Financial Summary Q2 2023 and Comparative Periods

All figures are restated for the Canadian business recorded as discontinued operations.

Second Quarter 2023 Financial Results

Net revenue for the second quarter of 2023 was $72.1 million as compared to $69.4 million in the first quarter of 2023 and $64.0 million in the second quarter of 2022, representing 3.9% growth sequentially and 12.7% growth year-over-year. The sequential growth was driven primarily by a full quarter of the Allegany dispensary acquisition in Maryland and same store sales growth in Michigan.

Gross margin for the second quarter of 2023 was 50.2% as compared to 48.8% in the first quarter of 2023 and 35.5% in the second quarter of 2022. The 140-basis point improvement in gross margin from the first quarter to the second quarter of 2023 follows a 420-basis point sequential improvement in the first quarter of 2023. These improvements were driven by increased yields, optimization of mix and better utilization of capacity in New Jersey, Michigan and Maryland.

General & Administrative (G&A) expenses for the second quarter of 2023 were $30.5 million as compared to $27.7 million in the first quarter of 2023 and $32.9 million in the second quarter of 2022. G&A expenses for the second quarter of 2023 included $2.5 million of one-time items including M&A costs related to the acquisitions in Maryland, capital raising transaction costs, legal settlement fees, and TSX listing related costs.

Net loss from continuing operations in the second quarter of 2023 was $12.9 million compared to $19.2 million in the first quarter of 2023 and a net income of $16.9 million in the second quarter of 2022.

Adjusted EBITDA from continuing operations for the second quarter of 2023, a non-GAAP measure, was $12.8 million, representing a 17.8% margin, compared to $12.2 million and a 17.6% margin in the first quarter of 2023 and $8.8 million and a 13.8% margin in the second quarter of 2022.

Balance Sheet and Cash Flow

Cash and cash equivalents, including restricted cash, were $34.5 million as of June 30, 2023, compared to $33.5 million as of March 31, 2023. Net cash provided by continuing operations was $1.8 million for the second quarter of 2023, representing the fourth consecutive quarter of positive cashflow from operations. No cash income tax payments were made during the quarter. Capital expenditure spending was $2.2 million in the second quarter of 2023, primarily relating to store openings in Michigan. Free cashflow, a non-GAAP financial measure, was ($0.4) million for the quarter.

During the quarter, the Company completed the sale of its facility in Canada for $14.3 million, completed private placements for gross proceeds of $21.5 million, closed on a $25 million loan with Stearns bank at a rate of prime plus 2.25%, paid down $43 million of higher interest debt on its Ilera term loan, and made cash consideration payments totaling $4.9 million for two Maryland acquisitions which closed in the quarter.

As of August 10, 2023, there were 363 million basic shares outstanding, including 287 million common shares, 13 million preferred shares as converted, and 63 million exchangeable non-voting shares. Additionally, there are 51 million warrants and options outstanding at a weighted average price of $4.44.

Outlook for 2023

The Company is reiterating its outlook for Net Revenue and Adjusted EBITDA from continuing operations1 for 2023 to be at least $305 million and at least $58 million, respectively, representing year-over-year growth of 23% in Net Revenue and 49% in Adjusted EBITDA from continuing operations1.

Conference Call

TerrAscend will host a conference call today, August 10, 2023, to discuss these results. Jason Wild, Executive Chairman, Ziad Ghanem, Chief Executive Officer, and Keith Stauffer, Chief Financial Officer, will host the call starting at 5:00 p.m. Eastern time. A question-and-answer session will follow management's presentation.

CONFERENCE CALL DETAILS

Date:	Thursday, August 10, 2023
Time:	5:00 p.m. Eastern Time
RapidConnect URL:	https://emportal.ink/44mrcy0
Webcast:	Click Here
Dial-in Number:	1-888-664-6392
Conference ID:	98441769
Replay:	416-764-8677 or 1-888-390-0541 Available until 12:00 midnight Eastern Time Thursday, August 24, 2023 Replay Entry Code: 441769#

Financial results and analyses are available on the Company’s website (www.terrascend.com) and SEDAR (www.sedar.com).

About TerrAscend

TerrAscend is a leading TSX-listed cannabis company with interests across the North American cannabis sector, including vertically integrated operations in Pennsylvania, New Jersey, Maryland, Michigan and California through TerrAscend Growth Corp. and retail operations in Canada through TerrAscend Canada Inc. (“TerrAscend”). TerrAscend operates The Apothecarium, Gage and other dispensary retail locations as well as scaled cultivation, processing, and manufacturing facilities in its core markets. TerrAscend’s cultivation and manufacturing practices yield consistent, high-quality cannabis, providing industry-leading product selection to both the medical and legal adult-use markets. The Company owns or licenses several synergistic businesses and brands including Gage Cannabis, The Apothecarium, Cookies, Lemonnade, Ilera Healthcare, Kind Tree, Legend, State Flower, Wana, and Valhalla Confections. For more information visit www.terrascend.com.

Caution Regarding Cannabis Operations in the United States

Investors should note that there are significant legal restrictions and regulations that govern the cannabis industry in the United States. Cannabis remains a Schedule I drug under the U.S. Controlled Substances Act, making it illegal under federal law in the United States to, among other things, cultivate, distribute or possess cannabis in the United States. Financial transactions involving proceeds generated by, or intended to promote, cannabis-related business activities in the United States may form the basis for prosecution under applicable US federal money laundering legislation.

While the approach to enforcement of such laws by the federal government in the United States has trended toward non-enforcement against individuals and businesses that comply with medical or adult-use cannabis programs in states where such programs are legal, strict compliance with state laws with respect to cannabis will neither absolve TerrAscend of liability under U.S. federal law, nor will it provide a defense to any federal proceeding which may be brought against TerrAscend. The enforcement of federal laws in the United States is a significant risk to the business of TerrAscend and any proceedings brought against TerrAscend thereunder may adversely affect TerrAscend’s operations and financial performance.

Notice Regarding Forward-Looking Information

This press release contains “forward-looking information” within the meaning of applicable securities laws. Forward-looking information contained in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors relevant in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment, and the availability of licenses, approvals and permits. Examples of forward-looking information contained in this press release include statements regarding the impacts of the listing on the TSX Listing; and expectations for other economic, business, and/or competitive factors.

Although the Company believes that the expectations and assumptions on which such forward-looking information is based are reasonable, undue reliance should not be placed on the forward-looking information because the Company can give no assurance that they will prove to be correct. Actual results and developments may differ materially from those contemplated by these statements. Forward-looking information is subject to a variety of risks and uncertainties that could cause actual events or results to differ materially from those projected in the forward-looking information. Such risks and uncertainties include, but are not limited to, current and future market conditions; risks related to federal, state, provincial, territorial, local and foreign government laws, rules and regulations, including federal and state laws in the United States relating to cannabis operations in the United States; and the risk factors set out in the Company’s most recently filed MD&A, filed with the Canadian securities regulators and available under the Company’s profile on SEDAR at www.sedar.com and in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the

“SEC”) on March 16, 2023, the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 filed with the SEC on May 4, 2023 and its subsequently filed quarterly reports on Form 10-Q.

The statements in this press release are made as of the date of this press release. TerrAscend disclaims any intent or obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise, other than as required by applicable securities laws.

No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Definition and Reconciliation of Non-GAAP Measures

In addition to reporting the financial results in accordance with GAAP, the Company reports certain financial results that differ from what is reported under GAAP. Non-GAAP measures used by management do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other companies. The Company believes that certain investors and analysts use these measures to measure a company’s ability to meet other payment obligations or as a common measurement to value companies in the cannabis industry, and the Company calculates Adjusted Gross Profit and Adjusted Gross Profit Margin as Gross Profit and gross profit margin adjusted for certain material non-cash items including the one-time relief of fair value of inventory on acquisition, non-cash write downs of inventory, sales returns and write downs of inventory as a result of a vape recall in Pennsylvania, and other one-time adjustments to gross profit that management does not believe are reflective of ongoing operations. We calculate Adjusted EBITDA from continuing operations and Adjusted EBITDA Margin from continuing operations as EBITDA from continuing operations adjusted for certain material non-cash items such as inventory write downs outside of the normal course of operations, share based compensation expense, impairment charges taken on goodwill, intangible assets and property and equipment, the gain or loss recognized on the revaluation of our contingent consideration liabilities, one-time write off of accounts receivable related to one customer that was deemed uncollectible, loan modification fees related to the modification of debt, the gain recognized on the extinguishment of debt, the gain or loss recognized on the remeasurement of the fair value of the U.S denominated preferred share warrants, one time fees incurred in connection with our acquisitions and certain other adjustments management believes are not reflective of the ongoing operations and performance. Such information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The Company believes this definition is a useful measure to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of the Company’s underlying business performance and other one-time or non-recurring expenses.

For more information regarding TerrAscend:

Keith Stauffer

Chief Financial Officer

ir@terrascend.com

855-837-7295

Briana Chester

MATTIO Communications

424-465-4419

terrascend@mattio.com

TerrAscend Corp.

Unaudited Interim Condensed Consolidated Balance Sheets

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

At June 30, 2023	At December 31, 2022
Assets		
Current Assets		
Cash and cash equivalents	$ 28,915	$ 26,158
Restricted cash	3,106	605
Accounts receivable, net	9,478	22,443
Investments	1,932	3,595
Inventory	54,015	46,335
Assets held for sale	—	17,349
Prepaid expenses and other current assets	8,674	4,937
Current assets from discontinued operations	509	571
	106,629	121,993
Non-Current Assets		
Restricted cash - Non-current	2,500	—
Property and equipment, net	208,995	215,812
Deposits	406	837
Operating lease right of use assets	32,824	29,451
Intangible assets, net	269,594	239,704
Goodwill	99,952	90,328
Other non-current assets	848	3,462
	615,119	579,594
Total Assets	**$ 721,748**	**$ 701,587**
Liabilities and Shareholders' Equity		
Current Liabilities		
Accounts payable and accrued liabilities	$ 50,841	$ 44,286
Deferred revenue	3,092	2,935
Loans payable, current	23,928	48,335
Contingent consideration payable, current	4,434	5,184
Operating lease liability, current	1,911	1,857
Lease obligations under finance leases, current	275	521
Corporate income tax payable	45,934	23,077
Other current liabilities	1,608	2,599
Current liabilities from discontinued operations	1,466	9,111
	133,489	137,905
Non-Current Liabilities		
Loans payable, non-current	180,400	145,852
Operating lease liability, non-current	35,207	31,545
Lease obligations under finance leases, non-current	2,139	6,713
Derivative liability	5,750	711
Convertible debt	6,447	—
Deferred income tax liability	35,596	30,700
Financing obligations	10,754	11,198
Other long term liabilities	16,367	15,792
	292,660	242,511
Total Liabilities	426,149	380,416
Commitments and Contingencies		
Shareholders' Equity		
Share Capital		
Series A, convertible preferred stock, no par value, unlimited shares authorized; 12,350 and 12,608 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Series B, convertible preferred stock, no par value, unlimited shares authorized; 600 and 600 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Series C, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Series D, convertible preferred stock, no par value, unlimited shares authorized; nil and nil shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Proportionate voting shares, no par value, unlimited shares authorized; nil and nil shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Exchangeable shares, no par value, unlimited shares authorized; 63,492,038 and 76,996,538 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Common shares, no par value, unlimited shares authorized; 286,807,780 and 259,624,531 shares outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid in capital	945,926	934,972
Accumulated other comprehensive income	1,330	2,085
Accumulated deficit	(653,623)	(618,260)
Non-controlling interest	1,966	2,374
Total Shareholders' Equity	295,599	321,171
Total Liabilities and Shareholders' Equity	**$ 721,748**	**$ 701,587**

TerrAscend Corp.

Unaudited Interim Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts expressed in thousands of United States dollars, except for share and per share amounts)

TerrAscend Corp.

Unaudited Interim Condensed Consolidated Statements of Cash Flows

(Aounts expressed in thousands of United States dollars, except for share and per share amounts)

For the Six Months Ended			
		June 30, 2023		June 30, 2022
Operating activities				
Net (loss) income from continuing operations	$	(32,033)	$	3,109
Adjustments to reconcile net (loss) income to net cash used in operating activities				
Non-cash write downs of inventory		1,081		8,495
Accretion expense		5,673		1,708
Depreciation of property and equipment and amortization of intangible assets		9,761		11,253
Amortization of operating right-of-use assets		932		1,074
Share-based compensation		3,694		7,819
Deferred income tax expense		815		(787)
Gain on fair value of warrants and purchase option derivative		(653)		(53,058)
Gain on disposal of fixed assets		345		—
Revaluation of contingent consideration		—		153
Loss on derecognition of right of use assets		—		—
Loss on disposal of fixed assets		—		929
Release of indemnification asset		—		3,973
Unrealized and realized foreign exchange (gain) loss		(132)		41
Unrealized and realized loss on investments / derivatives		2,410		234
Changes in operating assets and liabilities				
Receivables		295		(445)
Inventory		(7,851)		208
Prepaid expense and other current assets		(319)		1,434
Deposits		431		206
Other assets		714		461
Accounts payable and accrued liabilities and other payables		4,089		(7,840)
Operating lease liability		(337)		(614)
Other liability		1,085		(10,353)
Contingent consideration payable		—		(410)
Corporate income tax payable		22,127		5
Deferred revenue		157		766
Net cash provided by (used in) operating activities - continuing operations		12,284		(31,639)
Net cash (used in) operating activities- discontinued operations		(3,164)		(3,337)
Net cash provided by (used in) operating activities		9,120		(34,976)
Investing activities				
Investment in property and equipment		(4,504)		(12,500)
Investment in intangible assets		(262)		(1,330)
Principal payments received on lease receivable		104		392
Receipt of convertible debenture payment		738		—
Deposits for property and equipment		—		(10,036)
Deposits for business acquisition		—		(852)
Payment for land contracts		(769)		(429)
Cash portion of consideration paid in acquisitions, net of cash of acquired		(14,469)		24,716
Net cash (used in) investing activities- continuing operations		(19,162)		(39)
Net cash provided by investing activities- discontinued operations		14,285		—
Net cash (used in) investing activities		(4,877)		(39)
Financing activities				
Transfer of Employee Retention Credit		12,677		—
Proceeds from loan payable, net of transaction costs		23,872		—
Proceeds from options and warrants exercised		81		24,158
Loan principal paid		(40,359)		(4,968)
Loan amendment fee paid and prepayment premium paid		(1,178)		(1,200)
Cash distributions to partners		(3,415)		(1,436)
Capital contributions paid to non-controlling interests		—		(448)
Payments of contingent consideration		—		(6,630)
Proceeds from private placement, net of share issuance costs		19,218		—
Payments made for financing obligations and finance lease		(941)		(460)
Net cash provided by financing activities - continuing operations		9,955		9,016
Net cash (used in) financing activities - discontinued operations		(5,539)		(235)
Net cash provided by financing activities		4,416		8,781
Net increase in cash and cash equivalents and restricted cash during the period		8,659		(26,234)
Net effects of foreign exchange		(901)		(4,377)
Cash and cash equivalents and restricted cash, beginning of the period		26,763		79,642
Cash and cash equivalents and restricted cash, end of the period	$	34,521	$	49,031
Supplemental disclosure with respect to cash flows				
Income taxes (refund received) paid	$	(4,582)	$	9,213
Interest paid	$	9,259	$	14,641
Lease termination fee paid	$	-	$	3,300
Non-cash transactions				
Equity and warrant liability issued as consideration for acquisition	$	10,274	$	294,800
Shares issued for legal and liability settlement	$	794	$	22
Accrued capital purchases	$	529	$	9,776

TerrAscend Corp.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts expressed in thousands of United States dollars, except for share, per share amounts and percentages)(unaudited)

GAAP to Adjusted EBITDA

GAAP to Adjusted Gross Profit

	For the three months ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue, net	72,124	69,398	63,960

Gross profit	36,226	33,900	23,951
Add the impact of:
Relief of fair value of inventory upon acquisition	—	—	549
Non-cash write downs of inventory	—	—	5,894
Vape recall	—	—	1,071
Other one time adjustments to gross profit	—	94	—
Adjusted Gross Profit	36,226	33,994	31,465
Adjusted Gross Profit Margin %	50.2%	49.0%	49.2%